                                  Exhibit 23(n)

            Amended and Restated Plan for Multiple Classes of Shares

                         TRANSAMERICA IDEX MUTUAL FUNDS
            AMENDED AND RESTATED PLAN FOR MULTIPLE CLASSES OF SHARES

     WHEREAS, Transamerica IDEX Mutual Fund (the "Fund") is a Delaware statutory trust engaged in business as an open-end management investment company and registered as such under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Fund has established a Plan for Multiple Classes of Shares dated as of June 30, 1995 ("Prior Plan");

     WHEREAS, the Board of Trustees, including a majority of Trustees who are disinterested persons of the Fund, have approved amendments to the Prior Plan, as in the best interests of each class of shares and the Fund as a whole;

     WHEREAS, pursuant to the terms of the Fund's Declaration of Trust, as well as the 1940 Act and the rules and regulations thereunder, the Board of Trustees of the Fund has authority to approve and authorize the issuance of, and has previously approved and authorized the issuance of, an unlimited number of shares of beneficial interest as Class A, Class B, Class C, Class I, Class T, Class M and Class R shares of each fund listed herein on Schedule A, as may be amended; and

     WHEREAS, the terms of such Class A, Class B, Class C, Class I, Class M, Class T and Class R shares as previously approved and authorized for issuance by the Board are the same as the terms of Class A, Class B, Class C, Class I, Class M, Class T and Class R shares set forth in this Amended and Restated Plan for Multiple Classes of Shares (the "Plan").

     NOW, THEREFORE, this Plan is a plan as contemplated by Rule 18f-3(d) under the 1940 Act with respect to each class of shares of the Fund set forth on Schedule A. The Plan shall remain in effect until such time as the Board of Trustees terminates the Plan or makes a material amendment to the Plan. Any material amendment to the Plan must be approved by the Trustees, including a majority of the Trustees who are disinterested persons of the Fund, as in the best interests of each class of shares and the Fund as a whole.

SECTION I: CLASS DISTRIBUTION FEES AND SHAREHOLDER SERVICES

     (A) Class A shares are offered at net asset value and shall be subject to a front-end sales charge as set forth below:

TA IDEX American Century International, TA IDEX American Century Large Company Value, TA IDEX Asset Allocation - Conservative Portfolio, TA IDEX Asset Allocation - Growth Portfolio, TA IDEX Asset Allocation - Moderate Growth Portfolio, TA IDEX Asset Allocation - Moderate Portfolio, TA IDEX Clarion Global Real Estate Securities, TA IDEX Evergreen Health Care, TA IDEX Great Companies - America(SM), TA IDEX Great Companies - Technology(SM), TA IDEX Jennison Growth, TA IDEX Marsico Growth, TA IDEX Multi-Manager International Fund, TA IDEX Protected Principal Stock, TA IDEX Salomon All Cap, TA IDEX Salomon Investors Value, TA IDEX T. Rowe Price Small Cap, TA IDEX T. Rowe Price Tax-Efficient Growth, TA IDEX Templeton Great Companies Global, TA IDEX Transamerica Balanced, TA IDEX Transamerica Equity, TA IDEX Transamerica Growth Opportunities, TA IDEX Transamerica Small/Mid Cap Value, TA IDEX Transamerica Value Balanced,

                                      SALES CHARGE
                                        AS % OF
AMOUNT OF PURCHASE                  OFFERING PRICE
------------------                  --------------
Less than $50,000                        5.50%
$50,000 but less than $100,000           4.75%
$100,000 but less than $250,000          3.50%
$250,000 but less than $500,000          2.75%
$500,000 but less than $1,000,000        2.00%
$1,000,000 or more                       0.00%

TA IDEX PIMCO Real Return TIPS, TA IDEX PIMCO Total Return, TA IDEX Transamerica Convertible Securities, TA IDEX Transamerica Flexible Income, TA IDEX Transamerica High-Yield Bond,

                                     SALES CHARGE
                                        AS % OF
AMOUNT OF PURCHASE                  OFFERING PRICE
------------------                  --------------
Less than $50,000                        4.75%
$50,000 but less than $100,000           4.00%
$100,000 but less than $250,000          3.50%
$250,000 but less than $500,000          2.25%
$500,000 but less than $1,000,000        1.25%
$1,000,000 or more                       0.00%

     (B) Class A shares may pay an annual distribution fee of up to 0.35%, and an annual service fee of up to 0.25%, of the average daily net assets of each fund's Class A shares. However, to the extent that a fund pays service fees, the amount which the fund may pay as a distribution fee is reduced accordingly, so that the total distribution and service fees payable may not exceed on an annualized basis 0.35% of the average daily net assets of that fund's Class A shares. Such fees shall be calculated and accrued daily and paid monthly on an annualized basis of the average daily net assets of each fund's Class A shares.

     A 1% contingent deferred sales charge (CDSC) will be applied to any redemption within 24 months of a $1 million or more purchases on which no front-end sales charge was imposed, unless the Class A shares were purchased through a qualified retirement plan.

     (C) Class B shares are offered at net asset value and shall be subject to a CDSC if redeemed during the first 5 years of purchase, payable upon redemption, which shall be imposed as follows as a percentage of the lesser of the then current net asset value per share of the shares being redeemed or the net asset value per share of the shares being redeemed at the time of purchase:

                         Applicable Contingent
                         Deferred Sales Charge
Redemption During Year         Percentage
----------------------   ---------------------
1.....................             5%
2.....................             4%
3.....................             3%
4.....................             2%
5.....................             1%
6 and later...........             0%

     Class B shares purchased prior to March 1, 2004 are subject to a CDSC if shares are redeemed during the first 6 years of purchase (5%-1st year; 4%-2nd year; 3%-3rd year; 2%-4th year; and 1%-5th & 6th years).

     (D) Class B shares are subject to an annual service fee at a rate of up to 0.25% and an annual distribution fee at a rate of up to 0.75% of the average daily net assets of each fund's Class B shares. Such fees shall be calculated and accrued daily and paid monthly on an annualized basis of the average daily net assets of each fund's Class B shares.

     (E) Class C shares are offered at net asset value, are subject to a 1% CDSC if shares are redeemed during the first 12 months of purchase, and shall be subject to annual service rate of up to 25% and an annual distribution fee at a rate of up to 0.75% of the average daily net assets of each fund's Class C shares. Such fees shall be calculated and accrued daily and paid quarterly on an annualized basis of the average daily net assets of each fund's Class C shares.

     Class C shares purchased prior to March 1, 2004 are subject to a CDSC of 2% if shares are redeemed during the first 12 months, and a 1% CDSC if redeemed during the second 12 months.

     (F) Class I shares are offered at net asset value, are not subject to an annual distribution fee or an annual service fee, and are not subject to a CDSC on any redemption of shares.

     (G) Class M shares of TA IDEX Protected Principal Stock are offered at net asset value, shall be subject to a 1% front-end sales charge, and shall be subject to an annual service fee of up to 0.25% and an annual distribution fee of up to 0.75% of the average daily net assets of the fund's Class M shares; however, the total annual service and distribution fees may exceed 0.90% of the daily net assets of the fund's Class M shares. Such fees shall be calculated and accrued daily and paid monthly on an annualized basis of the average daily net assets of the fund's Class M shares. A 1% CDSC will be applied to any redemption of shares within 18 months from the date of purchase. The sales charge and CDSC only apply to shares purchased after February 28, 1999.

     (H) Class R shares are offered at net asset value and are not subject to a CDSC on any redemption of shares.

     Class R shares may pay an annual distribution fee of up to 0.50%, and an annual service fee of up to 0.25%, of the average daily net assets of each fund's Class R shares. However, to the extent that a fund pays service fees, the amount which the fund may pay as a distribution fee is reduced accordingly, so that the total distribution and service fees payable may not exceed on an annualized basis 0.50% of the average daily net assets of that fund's Class R shares. Such fees shall be calculated and accrued daily and paid monthly on an annualized basis of the average daily net assets of each fund's Class R shares.

     (I) Class T shares of TA IDEX Transamerica Equity are offered at net asset value and subject to a front-end sales charge as set forth below:

                                     SALES CHARGE
                                        AS % OF
AMOUNT OF PURCHASE                  OFFERING PRICE
------------------                  --------------
Less than $10,000                        8.50%
$10,000 but less than $25,000            7.75%
$25,000 but less than $50,000            6.25%
$50,000 but less than $75,000            5.75%
$75,000 but less than $100,000           5.00%
$100,000 but less than $250,000          4.25%
$250,000 but less than $500,000          3.00%
$500,000 but less than $1,000,000        1.25%
$1,000,000 and over                      0.00%

     (J) In determining whether a CDSC is payable, the Fund will comply with the provisions of Rule 6c-10 under the 1940 Act as currently adopted. Under Rule 6c-10, no CDSC is imposed with respect to 1) the portion of redemption proceeds attributable to the increase in the value of an account above the net cost of the investment due to increases in the net asset value per Class A, Class B, Class C or Class M shares; 2) Class A, Class B, Class C or Class M shares which have been acquired through reinvestment of income dividends or capital gain distributions; or 3) Class B shares held for more than five years after purchase, Class A shares held for more than 24 months after purchase, Class C shares held for more than 12 months of purchase, and Class M shares held more than 18 months after purchase.

     (K) Notwithstanding the foregoing, the aggregate amounts of any front-end sales charge, any asset-based distribution plan fee and any CDSC imposed by the Fund shall comply with the requirements of Section 26(d) of the National Association of Securities Dealers, Inc. Variations in front-end or back-end loads for Class A, Class B, Class C, Class M or Class T shares, respectively, may be available in accordance with Rule 22d-1 or Rule 6c-10 of the 1940 Act, as applicable.

SECTION II: CONVERSION FEATURES

     (A) Class A, Class C, Class I, Class R and Class T shares do not have conversion features.

     (B) Class B shares will convert automatically to Class A shares of the same fund eight (8) years after the end of the calendar month in which the shareholder's order to purchase such Class B shares was accepted, on the basis of the relative net asset values per share, without the imposition of any sales load, fee or other charge.

     (C) Class M shares purchased on or after November 1, 1999, will convert automatically to Class A shares of the same fund ten (10) years after the end of the calendar month in which the shareholder's order to purchase such Class M shares was accepted, on the basis of the relative net asset values per share, without the imposition of any sales load, fee or other charge.

     (D) Class B or Class M shares in a shareholder's account that is purchased through the reinvestment of dividends and other distributions paid with respect to Class B or Class M shares (and which have not converted to Class A shares) are considered to be held in a separate sub-account. Each time any Class B or Class M shares in the shareholder's fund account (other than those in the sub-account) convert to Class A shares, an equal pro rata portion of the Class B or Class M shares in the sub-account will also convert to Class A shares. The portion converting is determined by the ratio that the shareholder's Class B or Class M shares converting to Class A shares bears to the shareholder's total Class B or Class M shares not acquired through dividends and distributions.

SECTION III: EXCHANGE PRIVILEGES

     (A) Shares of one fund may be exchanged only for shares in the same class of another fund on which a front-end sales charge was imposed. Class T shares may be exchanged for only Class A shares of any fund, other than TA IDEX Transamerica Equity. Class R shares may not be exchanged for any other share class.

     (B) Class B shares are exchangeable on the basis of relative net asset value per share without the payment of any CDSC that might otherwise be due on the redemption of such Class B shares. For purposes of computing the CDSC that may be payable upon a disposition of the Class B shares acquired in the exchange, the holding period for the previously owned Class B shares is "tacked" to the holding period of the Class B shares acquired through the exchange.

     (C) Any TA IDEX exchange will be based on the respective net asset value of the shares involved and may be made in amounts of $1,000 or more. There is no sales commission involved in an exchange of Class A, Class B, Class C, Class I, Class M, Class T or Class R shares.

SECTION IV: ALLOCATION OF CLASS EXPENSES

     Class A, Class B, Class C, Class I, Class M, Class T and Class R shares of each fund shall have the same rights, preferences, voting powers, restrictions and limitations as to dividends, qualifications, and terms and conditions of redemption, except as follows:

          (1) Expenses related to the distribution of a class of shares or to services provided to the shareholders of a class of shares, shall be borne solely by such class;

          (2) The bearing of the expenses set forth in Section IV (1) solely by shares of each class shall be appropriately reflected (in the manner determined by the Board of Trustees) in the net asset value, dividend, distribution and liquidation rights of the shares of such class;

          (3) Expenses that may be borne by a particular class may also include: transfer agency fees attributable to a particular class; preparing, printing, mailing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class; state and federal registration fees incurred by a specific class; litigation and other legal expenses relating to a particular class; administrative personnel and services required to support the shareholders of a specific class; and fees and other payments made to entities performing services for a particular class, including maintenance, dividend disbursing or subaccounting services or administration of a dividend reinvestment or systematic investment or withdrawal plan; and

          (4) Investment advisory fees, custodial fees and other expenses relating to the management of the fund's assets shall not be allocated on a class-specific basis.

SECTION V: ALLOCATION OF FUND INCOME AND EXPENSES

     (A) Income, realized and unrealized capital gains and losses, and expenses that are not allocable to a specific class pursuant to Section IV above, shall be allocated to each class of a fund in accordance with Rule 18f-3(c) under the 1940 Act.

     (B) Dividends and other distributions paid by each fund with respect to its Class A, Class B, Class C, Class I, Class M, Class T and Class R shares are calculated in the same manner and declared and paid at the same time. The per share dividends from net investment income on Class B, Class C and Class M shares are anticipated to be lower than the per share dividends from net investment income on Class A, Class I and Class R shares as a result of the higher service and distribution fees applicable to Class B, Class C and Class M shares.

     (C) All dividends and capital gain distributions, if any, with respect to a particular class, will be paid automatically in additional shares of that class at the net asset value per share determined as of the next business day following the record date, unless otherwise elected by the shareholder.

SECTION VI: REDEMPTIONS

     The value of fund shares on certain redemptions may be more or less than the shareholder's cost or basis, depending upon the fund's net asset value at the time of redemption. Class A, Class B, Class C and Class M shares may be subject to a CDSC, as defined in Rule 6c-10 of the 1940 Act as set forth in
Section I above. Shares will normally be redeemed for cash.

SECTION VII: RECORDKEEPING

     The Fund shall preserve copies of this Plan and any related agreements for a period of not less than six years from the date of this Plan or agreement, the first two years in an easily accessible place.

SECTION VIII: AMENDMENTS

     This Plan may not be amended to change any material provision unless such amendment is approved by the vote of the majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Fund, based on their finding that the amendment is in the best interest of each class individually and the Fund as a whole.

     The Fund has executed this Amended and Restated Plan for Multiple Classes of Shares on the day and year set forth below.

Dated as of October 24, 2006.


                                        /s/ Dennis P. Gallagher
                                        ----------------------------------------
                                    By: Dennis P. Gallagher
                                        Senior Vice President,
                                        General Counsel & Secretary

                                   SCHEDULE A

     The following series and classes of shares are offered effective as of October 24, 2006:

                                                               TA IDEX ASSET
TA IDEX ALLIANCEBERNSTEIN      TA IDEX AMERICAN CENTURY         ALLOCATION -
INTERNATIONAL VALUE              LARGE COMPANY VALUE       CONSERVATIVE PORTFOLIO
--------------------------   ---------------------------   ----------------------
Class I                                Class A                     Class A
                                       Class B                     Class B
                                       Class C                     Class C
                                       Class I                     Class R

                                                                TA IDEX ASSET
TA IDEX ASSET ALLOCATION -   TA IDEX ASSET ALLOCATION -    ALLOCATION - MODERATE
GROWTH PORTFOLIO              MODERATE GROWTH PORTFOLIO           PORTFOLIO
--------------------------   ---------------------------   ----------------------
Class A                                Class A                     Class A
Class B                                Class B                     Class B
Class C                                Class C                     Class C
Class R                                Class R                     Class R

TA IDEX BJURMAN, BARRY       TA IDEX CLARION GLOBAL REAL      TA IDEX EVERGREEN
MICRO EMERGING GROWTH             ESTATE SECURITIES              HEALTHCARE
--------------------------   ---------------------------   ----------------------
Class I                                Class A                     Class A
                                       Class B                     Class B
                                       Class C                     Class C
                                       Class I                     Class I

                                                                   TA IDEX
TA IDEX EVERGREEN              TA IDEX FEDERATED MARKET        GREAT COMPANIES
INTERNATIONAL SMALL CAP               OPPORTUNITY               - AMERICA(SM)
--------------------------   ---------------------------   ----------------------
Class I                                Class I                     Class A
                                                                   Class B
                                                                   Class C
                                                                   Class I

TA IDEX GREAT COMPANIES -          TA IDEX JPMORGAN         TA IDEX J.P. MORGAN
TECHNOLOGY(SM)                    INTERNATIONAL BOND           MID CAP VALUE
--------------------------   ---------------------------   ----------------------
Class A                                Class I                     Class I
Class B
Class C
Class I

                              TA IDEX MFS INTERNATIONAL
TA IDEX JENNISON GROWTH                 EQUITY             TA IDEX MARSICO GROWTH
--------------------------   ---------------------------   ----------------------
Class A                                Class A                     Class A
Class B                                Class B                     Class B
Class C                                Class C                     Class C
Class I                                Class I                     Class I

TA IDEX MARSICO                 TA IDEX MERCURY GLOBAL      TA IDEX MERCURY LARGE
INTERNATIONAL GROWTH                  ALLOCATION                  CAP VALUE
--------------------------   ---------------------------   ----------------------
Class I                                Class I                     Class I

TA IDEX MULTI-MANGER           TA IDEX NEUBERGER BERMAN     TA IDEX OPPENHEIMER
INTERNATIONAL FUND                   INTERNATIONAL           DEVELOPING MARKETS
--------------------------   ---------------------------   ----------------------
Class A                                Class I                     Class I
Class B
Class C

TA IDEX OPPENHEIMER SMALL-    TA IDEX PIMCO REAL RETURN      TA IDEX PIMCO TOTAL
& MID-CAP VALUE                          TIPS                      RETURN
--------------------------   ---------------------------   ----------------------
Class I                                Class A                     Class A
                                       Class B                     Class B
                                       Class C                     Class C
                                       Class I                     Class I

TA IDEX PROTECTED                                             TA IDEX SALOMON
PRINCIPAL STOCK                TA IDEX SALOMON ALL CAP        INVESTORS VALUE
--------------------------   ---------------------------   ----------------------
Class A                                Class A                     Class A
Class B                                Class B                     Class B
Class C                                Class C                     Class C
Class M                                Class I                     Class I

TA IDEX T. ROWE PRICE           TA IDEX T. ROWE PRICE      TA IDEX TEMPLETON
SMALL CAP                       TAX-EFFICIENT GROWTH       GREAT COMPANIES GLOBAL
--------------------------   ---------------------------   ----------------------
Class A                                Class A                     Class A
Class B                                Class B                     Class B
Class C                                Class C                     Class C
Class I                                Class I                     Class I

TA IDEX TRANSAMERICA             TA IDEX CONVERTIBLE        TA IDEX TRANSAMERICA
BALANCED                             SECURITIES                    EQUITY
--------------------------   ---------------------------   ----------------------
Class A                                Class A                     Class A
Class B                                Class B                     Class B
Class C                                Class C                     Class C
Class I                                Class I                     Class I
                                                                   Class T

TA IDEX TRANSAMERICA         TA IDEX TRANSAMERICA GROWTH    TA IDEX TRANSAMERICA
FLEXIBLE INCOME                     OPPORTUNITIES             HIGH-YIELD BOND
--------------------------   ---------------------------   ----------------------
Class A                                Class A                     Class A
Class B                                Class B                     Class B
Class C                                Class C                     Class C
Class I                                Class I                     Class I

TA IDEX TRANSAMERICA MONEY       TA IDEX TRANSAMERICA       TA IDEX TRANSAMERICA
MARKET                             SHORT-TERM BOND           SMALL/MID CAP VALUE
--------------------------   ---------------------------   ----------------------
Class A                                Class I                     Class A
Class B                                                            Class B
Class C                                                            Class C
Class I                                                            Class I

TA IDEX TRANSAMERICA VALUE                                   TA IDEX VAN KAMPEN
BALANCED                     TA IDEX UBS LARGE CAP VALUE    EMERGING MARKETS DEBT
--------------------------   ---------------------------   ----------------------
Class A                                Class I                    Class I
Class B
Class C
Class I

TA IDEX VAN KAMPEN MID-CAP     TA IDEX VAN KAMPEN SMALL
GROWTH                              COMPANY GROWTH
--------------------------   ---------------------------
Class I                               Class I